UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

ICON Income Fund Eight B L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	13-4101114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2009, ICON Income Fund Eight B L.P., together with certain of its affiliates, ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), entered into a Loan Modification Agreement (the “Modification Agreement”) with California Bank & Trust (“CB&T”) to the Commercial Loan Agreement, dated as of August 31, 2005, as amended (the “Loan Agreement”).

Pursuant to the Modification Agreement, the amendments to the Loan Agreement include, but are not limited to (i) the extension of the line of credit expiration date from April 30, 2010 to July 30, 2011, (ii) the increase in the unused commitment fee to be paid by the Borrowers, (iii) the interest rate on all current and future borrowings under the Loan Agreement will be a rate not less than 4.0% per year, and (iv) the addition of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. as a permitted borrower under the Loan Agreement.

The foregoing is a summary description of certain terms of the Modification Agreement and is qualified in its entirety by the text of the Modification Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Modification Agreement, by and between California Bank & Trust and ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., dated August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P.
By: ICON CAPITAL CORP., its General Partner

Dated: August 12, 2009	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer